SCHEDULE OF PARTIES RECEIVING INDEMNIFICATION AGREEMENTS

W. Matthew Carpenter
Larry A. Cates
D. Patrick Curran
Edward J. Gleich
Abe J. Gustin, Jr.
Eric L. Hansen
Jack P. Helms
Kenneth D. Hill
Lloyd L. Hill
Robert A. Hoffmeister
James W. Kirkpatrick
John F. Koch
Steven K. Lumpkin
Robert A. Martin
Mark A. Peterson
Burton M. Sack
George D. Shadid
Robert T. Steinkamp
Harry B. Stroup
John A. Weber